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                                                                    EXHIBIT 23.4

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Shareholders
LSI Group Holdings Plc

We consent to the incorporation by reference in the registration statement (No. 333-30285) on Form S-3 of Signature Resorts, Inc. of our report dated 27 March 1997, except for note 29 which is as of 5 June 1997, with respect to the consolidated financial statements of LSI Group Holdings Plc at December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Signature Resorts, Inc. dated 8 September 1997.


(signed) KPMG
Chartered Accountants

Preston, England
5 September 1997